Exhibit 99.1

Hercules Capital Announces the Expansion and Appointment of Carol L. Foster to Its Board of Directors

The Expansion to Eight Directors Further Enhances the Board’s Diversity

PALO ALTO, Calif., January 15, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, venture growth, pre-IPO and M&A stage companies backed by leading and top-tier venture capital firms, today announced that Carol L. Foster was appointed to serve as a member of its board of directors, effective January 11, 2019. Ms. Foster is a seasoned financial executive with more than 30 years of investment banking and operational financial management experience.

“As Hercules continues to grow and expand its platform, we remain steadfast to ensuring our board also reflects our commitment to seeking highly qualified, experienced and diverse board members,” said Manuel A. Henriquez, chairman and chief executive officer of Hercules. “With Carol’s appointment, we have accomplished both of our objectives, adding a highly experienced executive and enhancing the diversity of our board with her wealth of financial operating and investment experience. We are pleased to welcome Carol to our board and look forward to her contributions.”

Ms. Foster is currently serving as Chief Operating Officer and Chief Financial Officer at SharesPost, Inc., a leading provider of liquidity solutions to late-stage, private growth tech companies. Prior to joining SharesPost, Carol was CFO of PENSCO, a custodian of $15.0 billion in alternative assets. Carol has been an executive team member in leading investment banking and asset management firms and has deep experience in the alternative asset space. She has held positions at Pantheon Ventures, Calera Capital, Merrill Lynch, Goldman Sachs and Accenture.

Ms. Foster received her Bachelor of Science degree in Operations Research from Southern Methodist University and her Master of Business Administration degree in Finance and Management of Organizations from Columbia University Graduate School of Business.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.2 billion to over 440 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has six outstanding bond issuances of 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, 4.625% Notes due 2022, 5.25% Notes due 2025 (NYSE: HCXZ), 6.25% Notes due 2033 (NYSE: HCXY), and the 4.605% Asset-backed Notes due 2027.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the Securities and Exchange Commission. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com